Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of CFS Bancorp, Inc. on Form S-8, as amended (File Nos. 333-62053, 333-62049, 333-84207, 333-105687), of our report dated March 10, 2010 on the consolidated financial statements of CFS Bancorp, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana
March 10, 2010

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